UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 GLENRIDGE CONNECTOR, N.E., SUITE 2000, ATLANTA, GEORGIA	30342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 890-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Chief Executive Officer

On September 28, 2010, First Data Corporation (“First Data”) appointed Jonathan J. Judge, 56, as the new Chief Executive Officer and a member of the Board of Directors of First Data. Mr. Judge was also appointed as the Chief Executive Officer and a member of the Board of Directors of First Data Holdings Inc. (“Holdings”), the parent company of First Data. Mr. Judge replaces First Data’s current interim Chief Executive Officer, Joe W. Forehand, effective October 1, 2010. Mr. Forehand will continue to serve as the Chairman of the Board of Directors of First Data.

Mr. Judge previously served as the President and Chief Executive Officer of Paychex, Inc. from October 2004 to July 2010. He also served as President and Chief Executive Officer of Crystal Decisions, Inc., a software company providing business intelligence solutions, from October 2002 through December 2003. Mr. Judge is a director of PMC-Sierra, Inc. and Dun & Bradstreet Corporation. He also serves as a member of the Upstate New York Regional Advisory Board of the Federal Reserve Bank of New York.

Employment Agreement and Compensation

First Data and Holdings have entered into an employment agreement with Mr. Judge effective as of October 1, 2010 (the “Employment Agreement”). A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Employment Agreement provides for an initial five-year term and automatic one-year extensions after such time unless terminated by either party with prior written notice.

Under the terms of the Employment Agreement, Mr. Judge will earn an annual base salary of $1,500,000, which base salary may be increased but not decreased; receive a prorated guaranteed annual bonus for 2010 based on a full-year target annual bonus of $2,250,000, provided that he is employed on the payment date; and thereafter be eligible to earn a performance based annual bonus in a target amount equal to 150% of his then current base salary. He also will receive a signing bonus of $5,000,000. Mr. Judge will be eligible to receive executive perquisites, fringe and other benefits consistent with what is provided to other executive officers of First Data, reimbursement for relocation expenses and use of private aircraft. In addition, Mr. Judge will be eligible to participate in First Data’s 401(k), medical, dental, short and long-term disability, and life insurance plans.

Upon termination of Mr. Judge's employment by First Data without "cause" (other than due to death or disability), by Mr. Judge for "good reason" or due to First Data’s non-renewal of the employment term, conditioned upon the execution and effectiveness of a release of claims against First Data and its affiliates and in addition to certain accrued amounts, Mr. Judge will be entitled to (i) payment, in installments ratably over a 24 month period, of two times the sum of his base salary and the average of his target annual bonus for the current and immediately preceding years (provided, that if Mr. Judge’s employment is terminated by him for “good reason” following a “change of control” within two years following such change of control, the payment will be made in a lump sum cash payment), (ii) a monthly amount equal to the applicable COBRA premiums until the earlier of the end of the 24 month period or the date on which Mr. Judge becomes eligible to receive comparable benefits from a subsequent employer for Mr. Judge and his eligible dependants, (iii) a pro rata portion of the full annual bonus that would have otherwise been payable in respect of such year if he had remained employed through such year and (iv) a pro rata amount of the cash value of the annual equity awards (as discussed below) that would otherwise have been granted to Mr. Judge for such year.

Pursuant to the terms of the Employment Agreement, Mr. Judge is subject to covenants not to: (i) disparage First Data or interfere with existing or prospective business relationships, (ii) disclose confidential information, (iii) solicit certain employees of First Data and (iv) compete. In the event of an alleged material breach of the covenant not to solicit certain employees of First Data and not to compete, any unpaid severance amounts will be suspended until a final determination has been made that Mr. Judge has in fact materially breached such covenants at which time the right to any further payment is forfeited.

In addition, pursuant to the terms of the Employment Agreement, First Data agrees that during the term of the Employment Agreement and for a period of two years thereafter, First Data will continue for Mr. Judge’s benefit the tax-gross up provided under the First Data Severance/Change in Control Policy as in effect as of the date of the Employment Agreement.

Equity Compensation

Under the terms of the Employment Agreement, Mr. Judge will purchase 1,333,334 shares of common stock of Holdings for $4,000,000 and will be granted options to purchase 4,000,000 shares of common stock of Holdings under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation (the “2007 Equity Plan”). The options have a ten-year term and an exercise price that is expected to be $3.00 per share. One-half of the options have time-based vesting, whereby 20% of the options vest on each of the first five anniversaries of the effective date of the Employment Agreement, subject to Mr. Judge’s continued employment. The other half of the options granted are subject to EBITDA-based performance vesting. Subject to Mr. Judge’s continued employment, the performance options will vest in the following percentages upon achievement of the corresponding EBITDA target in any fiscal year beginning in 2010 and ending in 2013.

EBITDA Target	Vesting Percentage
$2.8 Billion	25%
$3.1 Billion	75%
$3.4 Billion	100%

Vesting of the performance based options may be accelerated in accordance with the terms of the 2007 Equity Plan. The options also are subject to acceleration and such other terms and conditions as contained in the Stock Option Agreement attached as Exhibit C to Exhibit 10.1 to this Current Report on Form 8-K.

During the term of the Employment Agreement, if Mr. Judge earns 100% of his target bonus amount in any year he will receive additional equity grants for that year having a total value of $1,000,000. The amount of additional equity grants in any year may be adjusted in the discretion of Holdings if Mr. Judge earns more or less than 100% of his target bonus amount in such year. At least half of such additional equity grants will be in the form of restricted stock or restricted stock units and the remainder in the form of options.

In connection with the purchase of stock and grant of options, Mr. Judge also will enter into a Management Stockholder’s Agreement and Sale Participation Agreement in substantially the same forms as Exhibits A and D to Exhibit 10.1 to this Current Report on Form 8-K. The Management Stockholder’s Agreement provides that, among other matters, the foregoing options and stock, including stock underlying the options, are subject to call rights by Holdings if Mr. Judge’s employment is terminated prior to the later of (i) September 24, 2012 and (ii) the occurrence of a “public offering” that occurs prior to October 1, 2015 and the stock is subject to transfer restrictions until October 1, 2015. Under the Employment Agreement, if a change of control of First Data occurs within 180 days after the date for determining the price for the exercise of Holdings’ call right upon a termination due to death or disability, by Mr. Judge for “good reason” or by First Data without “cause”, the call price will be adjusted so that Holdings will pay Mr. Judge a per share price equal to the per share price paid in such change of control. The Sale Participation Agreement provides Mr. Judge with the right to participate in the sale of shares of Holdings stock by certain entities and requires him to participate in a sale of shares if elected by Holdings under the terms and conditions described therein.

Adjustments to Named Executive Officer Compensation

On September 28, 2010, the Governance, Compensation and Nominations Committee (the “Committee”) of the Board of Directors of First Data approved increases to previously disclosed annual base salaries and 2010 target bonuses under the Senior Executive Incentive Plan for the following executive officers effective October 1, 2010.

Name and Title	Annual Base Salary	2010 Bonus Target
Edward A. Labry III Executive Vice President	$1,000,000	$1,015,625
Kevin J. Schultz Executive Vice President	$750,000	$796,875

Item 9.01	Financial Statements and Exhibits.

(d)	The following is a list of the Exhibits filed with this report.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Jonathan J. Judge, effective as of October 1, 2010.

10.2	2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (incorporated by reference to Exhibit 10.5 of the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.3	Registrant’s Senior Executive Incentive Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K filed on March 25, 2009, Commission File No. 1-11073)

10.4	First Data Corporation Severance/Change in Control Policy, as adopted July 26, 2005 as amended and restated effective September 24, 2007 (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K filed on March 13, 2008, Commission File No. 1-11073).

10.5	Amendment No. 1 to the First Data Corporation Severance/Change in Control Policy (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K filed on March 25, 2009, Commission File No. 1-11073).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ STANLEY J. ANDERSEN
Stanley J. Andersen
Vice President and Assistant Secretary

Date: September 28, 2010

Exhibit Index

The following is a list of the Exhibits filed with this report.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Jonathan J. Judge, effective as of October 1, 2010.

10.2	2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (incorporated by reference to Exhibit 10.5 of the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.3	Registrant’s Senior Executive Incentive Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K filed on March 25, 2009, Commission File No. 1-11073)

10.4	First Data Corporation Severance/Change in Control Policy, as adopted July 26, 2005 as amended and restated effective September 24, 2007 (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K filed on March 13, 2008, Commission File No. 1-11073).

10.5	Amendment No. 1 to the First Data Corporation Severance/Change in Control Policy (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K filed on March 25, 2009, Commission File No. 1-11073).